SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549




                             FORM 8-K


                          CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934




  Date of Report (Date of Earliest Event Reported) June 20, 1996



                      DIAMOND SHAMROCK, INC.
        (Exact Name of Registrant as Specified in Charter)




Delaware                  1-9409                  74-2456753
(State of                 (Commission            (IRS Employer
Incorporation)            File Number)        Identification No.)




           9830 Colonnade Blvd., San Antonio, Texas    78230
           (Address of Principal Executive Offices)   Zip Code




  Registrant's telephone number, including area code: (210) 641-6800

Item 5.  Other Events

     On June 20, 1996, Diamond Shamrock, Inc. (the "Company") entered into a Pricing Agreement with Lehman Brothers Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated and NationsBanc Capital Markets,
Inc. pursuant to which the Company intends to issue $100,000,000 of its 7.65% Debentures due July 1, 2026 (the "Debentures") in connection with an underwritten public offering of such Debentures. The net proceeds from the sale of the Debentures will be added to the Company's funds and used for general corporate purposes. Pending such use, it is anticipated that such net proceeds will be used to repay outstanding short-term borrowings under bank money market facilities.

Item 7.  Financial Statements, Pro-Forma Financial Information and Exhibits

     (c)  Exhibits:

          1.1 Pricing Agreement, dated June 20, 1996, among Diamond Shamrock, Inc., Lehman Brothers Inc., Chase Securities Inc., Morgan Stanley & Co. Incorporated and
               NationsBanc Capital Markets, Inc.

          1.2 Underwriting Agreement Standard Provisions incorporated by reference into the Pricing Agreement described in
               Exhibit 1.1 (Filed as Exhibit 1.5 to the Registration Statement, File No. 33-59451 and incorporated herein by reference).

          4.1  Form of 7.65% Debenture due July 1, 2026.

                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   DIAMOND SHAMROCK, INC.



                                   By: /s/ ROBERT C. BECKER
                                           Robert C. Becker,
                                           Vice President and Treasurer

Date:  June 20, 1996

                          EXHIBIT INDEX


        Exhibit
        Number                      Exhibit

          1.1     --   Pricing Agreement, dated June 20, 1996, among
                       Diamond Shamrock, Inc., Lehman Brothers
                       Inc., Chase Securities Inc., Morgan Stanley & Co.
                       Incorporated and NationsBanc Capital Markets, Inc.

          1.2     --   Underwriting Agreement Standard Provisions
                       incorporated by reference into the Pricing
                       Agreement described in Exhibit 1.1 (Filed as
                       Exhibit 1.5 to the Registration Statement, File
                       No. 33-59451 and incorporated herein by reference).

          4.1     --   Form of 7.65% Debenture due July 1, 2026.